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                                                                  Exhibit (j)(1)

                                 EATON VANCE TAX-ADVANTAGED DIVIDEND INCOME FUND

                                 August 11, 2003

Eaton Vance Tax-Advantaged Dividend Income Fund hereby adopts and agrees to become a party to the attached Custodian Agreement as amended and extended with Investors Bank & Trust Company.

                                               EATON VANCE TAX-ADVANTAGED
                                               DIVIDEND INCOME FUND

                                          By:  /s/ Thomas E. Faust Jr.
                                               --------------------------
                                               Thomas E. Faust Jr.
                                               President, and not Individually

Accepted and agreed to:

INVESTORS BANK & TRUST COMPANY

By:  /s/ Andrew M. Nesvet
     ----------------------------------
     Title: Managing Director